UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 17, 2005

INFOCUS CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27700B SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFOCUS CORPORATION

FORM 8-K

INDEX

Item	Description

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

Signatures

Item 1.01  Entry into a Definitive Material Agreement

(a)          In a meeting held on February 17, 2005, the Compensation Committee of the Board of Directors of InFocus Corporation (the “Company”) approved the Company’s 2005 Executive & Director Bonus Plan (the “Plan”). The Company’s officers and employees holding the title of senior director or director who commence employment in such a position on or before October 1, 2005 and meet other conditions are eligible to receive incentive compensation based on achievement of the Company’s adjusted net income goal and achievement of individual/team objectives. The Plan provides for a target bonus equal to a percentage of the employee’s annual base salary.  The percentage of the target bonus that is paid is adjusted according to the percentage achievement of the applicable goals and objectives, and at least 75% of the objectives must be achieved in order for any payout to occur. The Plan description as distributed to the Company’s eligible employees is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference.  The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

(b)         2005 Compensation of Executive Officers.

In meetings held on February 17 and February 22, 2005, the Compensation Committee of the Company’s Board of Directors approved the 2005 salary, incentive compensation and equity compensation for the Company’s “named executive officers”, as defined in Item 402 of Regulation S-K.

The 2005 annual base salary of C. Kyle Ranson, the Company’s President and Chief Executive Officer, was set at $525,000.  Mr. Ranson is eligible to receive additional compensation under the Company’s 2005 Executive & Director Bonus Plan (as described in Item 1.01(a) of this Current Report) with a target bonus equal to 80% of his annual base salary. In addition, on February 17, 2005, Mr. Ranson was awarded a stock option exercisable for 100,000 shares of the Company’s common stock.  The stock option vests over a period of four years and was granted pursuant to the Company’s 1998 Stock Incentive Plan.

The 2005 annual base salary of Michael D. Yonker, the Company’s Executive Vice President and Chief Financial Officer, was set at $325,000. Mr. Yonker is eligible to receive additional compensation under the Company’s 2005 Executive & Director Bonus Plan (as described in Item 1.01(a) of this Current Report) with a target bonus equal to 65% of his annual base salary.  In addition, on February 17, 2005, Mr. Yonker was awarded a stock option exercisable for 50,000 shares of the Company’s common stock.  The stock option vests over a period of four years and was granted pursuant to the Company’s 1998 Stock Incentive Plan.

The 2005 annual base salary of Scott Hix, the Company’s Senior Vice President, Worldwide Sales, was set at $260,000.  Mr. Hix is eligible to receive additional compensation under the Company’s 2005 Executive & Director Bonus Plan (as described in Item 1.01(a) of this Current Report) with a target bonus equal to 45% of his annual base salary.  In addition, on February 17, 2005, Mr. Hix was awarded a stock option exercisable for 40,000 shares of the Company’s common stock.  The stock option vests over a period of four years and was granted pursuant to the Company’s 1998 Stock Incentive Plan.

The 2005 annual base salary of Amarpal Samra, the Company’s Senior Vice President, Lines of Business, was set at $260,000.  Mr. Samra is eligible to receive additional compensation under the Company’s 2005 Executive & Director Bonus Plan (as described in Item 1.01(a) of this Current Report) with a target bonus equal to 45% of his annual base salary.  In addition, on February 17, 2005, Mr. Samra was awarded a stock option exercisable for 40,000 shares of the Company’s common stock.  The stock option vests over a period of four years and was granted pursuant to the Company’s 1998 Stock Incentive Plan.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index:

10.1               2005 Executive & Director Bonus Plan Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 23, 2005	INFOCUS CORPORATION

		By:	/s/C. Kyle Ranson
C. Kyle Ranson
President and Chief Executive Officer